UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

CNL Healthcare Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

Correspondence with Financial Advisors and Broker Dealers

Filed as Exhibit 99.1 to this Current Report, and incorporated herein by reference, is the text of a correspondence from CNL Healthcare Properties, Inc. (the “Company”) to financial professionals and broker dealers who participated in the Company’s public offerings, notifying them that the Company (i) plans to prepare an estimated net asset value (“NAV”) per share of the Company’s common stock as of December 31, 2020 (the “2020 NAV”), (ii) anticipates announcing the 2020 NAV on or about March 11, 2021, (iii) recently engaged Robert A. Stanger & Co., Inc., an independent investment banking firm (“Stanger”), to assist the Company with the preparation of the estimated 2020 NAV, and (iv) will hold a webinar on March 24, 2021, at 2:30 p.m., Eastern Time, to review the estimated 2020 NAV.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information contained in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934. By furnishing the information contained in this Item 7.01 disclosure, including Exhibit 99.1, the Company makes no admission as to the materiality of such information.

Item 8.01 Other Events.

Determination of Net Asset Value per Share as of December 31, 2020

In order to assist Financial Industry Regulatory Authority (“FINRA”) members and their associated persons who participated in the Company’s public offerings in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340, the Company prepares and announces at least annually an estimated NAV per share of its common stock, the method by which such NAV was developed, and the date of the data used to develop the estimated NAV per share.

The Company now intends to establish and announce the estimated 2020 NAV, on or about March 11, 2021. To assist the board of directors of the Company (the “Board”) and the Company’s valuation committee, which is comprised solely of the Company’s independent directors (the “Valuation Committee”), with establishing the 2020 NAV as of December 31, 2020 (the “Valuation Date”), the Company engaged Stanger to provide a net asset value analysis of the Company. The engagement of Stanger was based on a number of factors including Stanger’s experience in the valuation of assets similar to those owned by the Company. Upon the receipt of a net asset value analysis of the Company from Stanger, which will contain, among other information, a range of per share net asset values for the Company’s common stock as of the Valuation Date (a “Valuation Report”), the Valuation Committee will consider the reasonableness of the range of per share values and make a recommendation to the Board, and the Board will approve and adopt an estimated 2020 NAV.

The Company will establish the 2020 NAV in accordance with the Company’s valuation policy and certain recommendations and methodologies of the Institute for Portfolio Alternatives, a trade association for non-listed direct investment vehicles (“IPA”), as set forth in the Investment Program Association Practice Guideline 2013-01 “Valuations of Publicly Registered Non-Listed REITs” dated April 29, 2013 (“IPA Practice Guideline 2013-01”). In developing its valuation analysis of the Company, Stanger will also consider IPA Practice Guideline 2013-01.

Robert A. Stanger & Co., Inc. is a nationally recognized investment banking firm specializing in providing strategic planning, investment banking, financial advisory, fairness opinion and valuation services to partnerships, real estate investment trusts and real estate advisory and management companies. Stanger possesses substantial experience in the valuation of assets similar to those owned by the Company and regularly undertakes the valuation of securities. For the preparation of the Valuation Report, the Company will pay Stanger a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings.

This is the Company’s third engagement with Stanger as a third-party valuation advisor. The Company is not affiliated with Stanger. While the Company and affiliates of the Company have engaged and may engage Stanger in the future for commercial real estate services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of Stanger. In the ordinary course of its business, Stanger, its affiliates, directors and officers may structure and effect transactions for its own account or for the accounts of its customers in commercial real estate assets of the same kind and in the same markets as the Company’s assets.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Text of correspondence to financial professionals and broker dealers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2021		CNL HEALTHCARE PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Ixchell C. Duarte
Ixchell C. Duarte
Chief Financial Officer and Treasurer